                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            HEWLETT-PACKARD COMPANY
                            -----------------------
                    (Exact name of registrant as specified
                                in its charter)


     California                                          94-1081436
   --------------                                       ------------
(State of incorporation                                (I.R.S. Employer
    or organization)                                  Identification No.)

               3000 Hanover Street, Palo Alto, California 94304
               ------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
     to be registered                       each class is to be registered
     ----------------                       ------------------------------

 $2,000,000,000 Principal Amount                     The New York
At Maturity of Liquid Yield Option/TM/            Stock Exchange, Inc.
         Notes due 2017
    (Zero Coupon-Subordinated)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-44113

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                                     ----
                               (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

In response to this item, incorporated by reference is the description of the Liquid Yield Option/TM/ Notes due 2017 (Zero Coupon-Subordinated) (the "LYONs/TM/"), of Hewlett-Packard Company (the "Registrant") contained under the caption "Description of LYONs" in the Prospectus (Subject to Completion) dated February 25, 1998 that forms a part of the Registrant's Registration Statement on Form S-3 (File No. 333-44113) (as amended, the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2.  Exhibits.
         --------

The following exhibits are filed as a part of this Registration Statement:

 1(a)*  Form of Liquid Yield Option/TM/ Note.

 1(b)* Indenture dated October 14, 1997 between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee.

 2* Registration Rights Agreement dated October 14, 1997 between the Company and Merrill Lynch & Co.

 3 The description of the Common Stock of the Registrant contained under the caption "Description of LYONs" set forth on page 7 of the Prospectus (Subject to Completion) dated February 25, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.
-------------
/TM/ Trademark of Merrill Lynch & Co., Inc.
  *  Filed as an exhibit to the Registration Statement.
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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

      Dated: March 2, 1998.

                                             HEWLETT-PACKARD COMPANY

                                             By /s/ Ann O. Baskins
                                                ------------------
                                                   Ann O. Baskins
                                              Assistant Secretary and
                                                  Managing Counsel
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                               INDEX TO EXHIBITS
Exhibit
Number                              Exhibit
------                              -------

 1(a)*  Form of Liquid Yield Option/TM/ Note.

 1(b)* Indenture dated October 14, 1997 between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee.

 2* Registration Rights Agreement dated October 14, 1997 between the Company and Merrill Lynch & Co.

 3 The description of the Common Stock of the Registrant contained under the caption "Description of LYONs" set forth on page 7 of the Prospectus (Subject to Completion) dated February 25, 1998 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.
---------------
* Filed as an exhibit to the Registration Statement.